UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600 New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2017, PAVmed Inc. (the “Company”) entered into a Note and Securities Purchase Agreement (the “Agreement”) with Scopia Holdings LLC (the “Lender”), pursuant to which, in consideration of amounts loaned to the Company by the Lender, the Company issued (a) a 15.0% senior secured promissory note (the “Note”) in favor of the Lender, with a principal amount of $5,000,000 and (b) an aggregate of 2,660,000 Series S warrants (“Warrants”) to purchase shares of common stock of the Company (“Common Stock”) to the Lender and its designees.

The Agreement contains certain affirmative covenants of the Company including, among others, (i) the Company’s obligation, commencing four months after the Company obtains initial FDA 510(k) clearance for the Company’s implantable intraosseous vascular access device (the “PortIO Product”), to use its reasonable best efforts to sell the PortIO Product on commercially reasonable terms for an amount not less than $10,000,000, (ii) the Company and Lishan Aklog, M.D., the Company’s Chief Executive Officer, agreeing to defer certain future amounts of salary payable to Dr. Aklog until the earlier to occur of (1) the date that FDA 510(k) clearance for the PortIO Product is obtained or (2) the date that the Note is repaid in full and (iii) the Company agreeing to use its commercially reasonable best efforts to have an effective registration statement registering the resale of all of the shares of Common Stock underlying the Warrants on or prior to November 27, 2017. The Agreement also contains various customary negative covenants of the Company including restrictions on the Company incurring any additional indebtedness or liens or declaring or paying any dividends (subject to certain exceptions provided for in the Agreement) while any amount under the Note remains outstanding.

The Note bears interest at the rate of 15.0% per annum and is payable semiannually in arrears on the 30th day of June and December of each calendar year commencing on December 30, 2017. Pursuant to the Note, the Company may elect, in its sole discretion, to pay up to 50.0% of the interest due on the Note on any payment date by increasing the outstanding principal balance of the Note by the amount of such unpaid interest on such payment date. The aggregate principal balance of the Note, together with interest, is due on June 30, 2019 (the “Maturity Date”). However, the principal balance of the Note and any earned and unpaid interest may be repaid at any time without penalty or premium. Additionally, upon the sale of the PortIO Product, the holder of the Note shall have the option to require the Company to redeem the outstanding principal amount of the Note (in whole or in part) (any such redemption, a “Redemption”), together with any accrued interest thereon, from the proceeds of the sale of the PortIO Product. The aggregate principal amount of any Redemption (taken as a whole) shall be limited to the amount of any net proceeds from the sale of the PortIO Product. The Lender may transfer or assign all or any part of the Note to any person with the prior written consent of the Company; provided that no consent shall be required from the Company (i) for any transfer to an affiliate of the Lender or (ii) upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

Payment of all amounts due under the Note are guaranteed by PAVmed SPARCC, Inc. and PAVmed Subsidiary Corp., the Company’s wholly-owned subsidiaries (collectively, the “Guarantors”). The obligations under the Note are secured by all of the assets of the Company and the Guarantors pursuant to the terms of a Note and Guaranty Security Agreement, dated as of June 30, 2017 (the “Security Agreement”).

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The Warrants issued pursuant to the Agreement have an exercise price of $0.01 per share, subject to adjustment. The Warrants may also be exercised, in whole or in part, on a cashless basis. The Warrants are exercisable at any time until June 30, 2032, and any outstanding Warrants on such date shall be automatically exercised via cashless exercise.

Pursuant to the Agreement, for so long as the Lender holds at least 50% of the aggregate principal balance of all Notes outstanding, the Lender shall have the ability to nominate (and remove) one member to the Company’s Board of Directors; provided that the Board of Directors shall have the right to reject any such nominee if it determines in good faith that such nominee is not reasonably acceptable to it. The Lender has initially designated David S. Battleman as its nominee and Mr. Battleman’s appointment is anticipated to become effective upon the Company verifying Mr. Battleman’s credentials.

The foregoing is only a brief description of the material terms of the Agreement, the Note, the Warrants and the Security Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to the Agreement, the Note, the Warrants and the Security Agreement, which are filed as exhibits to this Current Report.

On July 3, 2017, the next business day following June 30, 2017, the Lender wired to the Company $4.8 million, net of Lender’s estimated costs, representing the net proceeds pursuant to the Agreement.

On July 5, 2017, the Company issued a press release announcing that it had signed the Agreement. The press release is attached to this Current Report as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required.

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Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Note and Securities Purchase Agreement, dated as of June 30, 2017, by and among PAVmed Inc. and Scopia Holdings LLC.

10.2	Promissory Note, dated as of June 30, 2017, in the original principal amount of $5,000,000 in favor of Scopia Holdings LLC.

10.3	Form of Warrant.

10.4	Note and Guaranty Security Agreement, dated as of June 30, 2017, by and among PAVmed Inc., the other Grantors (as defined therein), and the Noteholders from time to time party hereto, including Scopia Holdings LLC in its capacity as collateral agent on behalf of the Secured Parties.

99.1	Press release dated July 5, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2017	PAVMED INC.

	By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

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